GraniteShares Platinum Trust S-1

Exhibit 10.4.b

AMENDMENT

TO

LICENSE AGREEMENT

This Amendment (the “Amendment”) is made as of November ___, 2017 by and between GRANITESHARES LLC (“Licensee”) and THE BANK OF NEW YORK MELLON (“Licensor”).

BACKGROUND:

A.	WHEREAS, Licensee and Licensor are parties to a License Agreement dated as of July 3, 2017 (the “Agreement”);

B.	WHEREAS, Licensee and Licensor desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	The WHEREAS clauses are hereby deleted in their entirety and replaced with the following:

1.1	“WHEREAS, Licensor and Licensee have entered into a fee letter agreement (the “Fee Letter Agreement”) regarding the establishment and maintenance of certain precious metals investment products as set forth on Exhibit A hereto (each a “Trust” and collectively, the “Trusts”).”

1.2	“WHEREAS, in connection with the Trusts, Licensee wishes to obtain a license under certain of Licensor’s patent rights, and Licensor wishes to grant such license subject to the terms and conditions of this Agreement.”

2.	The following defined term description are hereby deleted in their entirety and replaced with the following:

2.1	“Licensed Product” means any precious metals investment product that is sold, sponsored or issued by Licensee in the Territory that is covered by or encompasses a claim contained in Licensor Patent Rights, including, but not limited to the Trusts.”

2.2	“Trustee” means any entity designated to act in the capacity of any or all of the following, as the context requires: trustee, custodian, issuing agent, registrar, agent, administrator or the like for and on behalf of (i) the sponsor, issuer or other entity offering shares in a precious metals product and/or (ii) any participant of the Trusts.”

3.	Section 3, Covenant to Licensor, is hereby deleted in its entirety and replaced with the following:

“Licensee hereby covenants and agrees that it will not, directly or indirectly, initiate or participate in any action of any kind against Licensor, its successors and Affiliates, for their use of any Licensee Improvements in connection with establishing, operating or marketing precious metals investment products in the Territory based, in whole or in part, on the securitization of any commodity, including currency. This covenant is perpetual, personal, royalty-free and non-exclusive. This covenant shall survive termination or expiration of this Agreement for any reason except termination for Licensor’s breach of this Agreement.”

4.	Exhibit A is hereby added to the Agreement as attached hereto.

5.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GRANITESHARES LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Date:

EXHIBIT A

Trust Name

GraniteShares Gold Trust

GraniteShares Silver Trust

GraniteShares Platinum Trust

GraniteShares Palladium Trust

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